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MEDTRONIC plc

PERFORMANCE SHARE UNIT AGREEMENT 2021
MEDTRONIC PLC LONG TERM INCENTIVE PLAN

Name:

Employee ID:

Client Grant ID:

Grant Date:

Grant Price:

Grant Type:

Target PERFORMANCE SHARE UNITS:

Performance Period: FY2022 to FY2024 (“Performance Period”)

1.Performance Share Unit Award. Medtronic plc, an Irish public limited company (“Medtronic” or the “Company”), hereby grants to the individual named above (“you”) an Award (the “Award”) consisting of Performance Share Units (“Performance Share Units”) in the target number (“Target Performance Share Units”) and on the Grant Date as each is set forth above. The actual number of Performance Share Units that will be earned if the minimum performance threshold is achieved is illustrated in Section 2 below. Each Performance Share Unit represents the right to receive one ordinary share of the Company, par value $0.0001 per share (“Share”), subject to the restrictions, limitations, and conditions contained in this Performance Share Unit Award Agreement (the “Agreement”) and in the 2021 Medtronic plc Long Term Incentive Plan (the “Plan”). In the event of any inconsistency between the terms of the Agreement and the Plan, the terms of the Plan shall govern. Capitalized terms used but not defined shall have the meaning ascribed thereto in the Plan.
2.Performance Targets.    The payout under this Award will be based on the following pre- established performance targets over the 3-year Performance Period:
a)Company performance will be measured using three criteria: Revenue Growth (“Revenue Growth”), Relative Total Shareholder Return (“Relative TSR”), and a 3-year Return on Invested Capital modifier (“ROIC Modifier”) as shown below. The performance measures will be weighted as follows: Revenue Growth weighted 50.00%, Relative TSR weighted 50.00%. The ROIC Modifier may be applied to reduce (but not increase) the number of Performance Share Units that are paid out. This means the number of Performance Share Units paid out may be greater than, equal to, or less than the target number of Performance Share Units awarded at grant due to actual performance relative to these performance measures.

Revenue Growth Performance Range	2%	3%	4%	5%	6%	7%	8%	9%	10%	11%	≥12%
Payout Range	50%	60%	70%	80%	90%	100%	120%	140%	160%	180%	200%

Relative TSR Performance Range	25%	30%	35%	40%	45%	50%	55%	60%	65%	70%	≥75%
Payout Range	50%	60%	70%	80%	90%	100%	120%	140%	160%	180%	200%

FY2022 – FY2024 Return on Invested Capital (“ROIC”)
The ROIC Modifier will reduce the PSU Payout Factor by 30% if the 3-fiscal year ROIC does not meet a minimum of 10% for the FY2022-FY2024 Performance Period.

The tables above show the percentage of the Target Performance Share Units to be earned based on the actual Company performance against these three criteria over the FY2022 – FY2024 Performance Period.
b)To determine payout, the percentage across the top of the grid is earned based on achievement of performance targets within the grid for each of the performance measures, multiplied by the weight. Next, the ROIC Modifier is applied to determine the final number of earned Performance Share Units. To illustrate:

i)if Company performance results in Revenue Growth of 7%, Relative TSR of 55% and ROIC of 10.0%, the % payout of Target Performance Share Units would be calculated as follows:

Performance Measure	% Award Earned	Weight
Revenue Growth	100% x	50.00%	=	50.00%
Relative TSR	120% x	50.00%	=	60.00%
% Payout of Target Performance Share Units (Before ROIC Modifier)			=	110.00%
ROIC Modifier	30% Reduction if ROIC target not achieved			No Reduction
% Payout of Target Performance Share Units (After ROIC Modifier)			=	110.00%

ii)if Company performance results in Revenue Growth of 7%, Relative TSR of 55% and ROIC of 8.0%, the % payout of Target Performance Share Units would be calculated as follows:

Performance Measure	% Award Earned	Weight
Revenue Growth	100% x	50.00%	=	50.00%
Relative TSR	120% x	50.00%	=	60.00%
% Payout of Target Performance Share Units (Before ROIC Modifier)			=	110.00%
ROIC Modifier	30% Reduction if ROIC target not achieved		=	-30.00%
% Payout of Target Performance Share Units (After ROIC Modifier)			=	80.00%

3.Calculation of Revenue Growth, Relative TSR and the ROIC Modifier
Revenue Growth Performance Target
“Revenue Growth” is defined as Medtronic’s 3-year simple average annual organic revenue growth measured at constant currency. Each fiscal year’s growth is measured independently and then averaged. Organic Constant Currency growth excludes the 1st year of material acquisitions.

Relative TSR Performance Target
“Relative TSR” is defined as (end average share price x re-investment factor) -1 x 100 divided by the start average share price. The re-investment factor equals the cumulative number of dividend shares divided by one share.

Return on Invested Capital Performance Modifier
“Return on Invested Capital (“ROIC”) is defined as Non-GAAP Earnings as reported to Investors plus Interest Expense net of Tax, divided by Invested Capital for each year, averaged over the 3-year period. “Invested Capital” is defined as Total Equity plus Net Debt (Short and Long-Term Debt) less Cash and Investments. The ROIC modifier will reduce the PSU Payout Factor by 30% if the 3-fiscal year ROIC does not meet a minimum of 10% for the FY2022-FY2024 PSU Performance Period. The ROIC PSU Performance modifier cannot increase the PSU payout factor.

4.Vesting & Distribution. The Performance Share Units, to the extent earned based on attainment of the performance measures as determined by the Compensation Committee in accordance with Section 2 above, will fully vest on the third anniversary of the grant date, provided that you have not incurred a Termination of Employment during the period beginning on the Grant Date and ending on the third anniversary of the grant date (the “Vesting Period”). The Company will issue to you a number of Shares equal to the number of Performance Share Units that are earned (including any dividend equivalents described in Section 7, below) as soon as practicable following the end of the Vesting Period.
Notwithstanding the preceding sentence, if you incur a Termination of Employment during the Vesting Period as a result of your death, Disability or Retirement, you will remain entitled to receive a number of Shares equal to the number of Performance Share Units that are earned (including any dividend equivalents described in Section 7, below) based on actual performance over the 3-fiscal year Performance Period, as soon as practicable following the end of the Vesting Period. Upon your Termination of Employment during the Vesting Period for any reason other than death, Disability or Retirement, the Performance Share Units will automatically be forfeited in full and canceled by the Company as of 11:00 p.m. CT (midnight ET) on the date of such Termination of Employment. For purposes of this Agreement, the term “Disability” shall have the meaning ascribed to it under the Global Disability Policy maintained by the Committee or its delegate and the term “Retirement” shall mean the earlier of: (i) Termination of Employment from the Company or an Affiliate on or after attaining age 55 with 10 years of service; (ii) Termination of Employment on or after attaining age 62; or (iii) if, on your termination date, you are employed in a country (i.e., receiving pay and benefits from that country) that is designated on the Global Retirement Policy maintained by the Committee or its delegate, the age or combination of age and service specifically for such country on the Global Retirement Policy.

5.Forfeiture. If you have received or are entitled to receive delivery of Shares as a result of this Agreement within the period beginning six months prior to the date of your Termination of Employment and ending twelve months following the date of your Termination of Employment, the Company, in its sole discretion, may require you to return or forfeit the cash and/or Shares received or receivable with respect to this Performance Share Unit Award, in the event that you engage in any of the following activities:

a.performing services for or on behalf of any competitor of, or competing with, the Company or any Affiliate, within six months of the date of your Termination of Employment;

b.unauthorized disclosure of material proprietary information of the Company or any Affiliate;

c.a violation of applicable business ethics policies or business policies of the Company or any Affiliate; or

d.any other occurrence determined by the Committee.

The Company’s right to require forfeiture must be exercised not later than 90 days after the Company acquires actual knowledge of such an activity but in no event later than twelve months after your Termination of Employment. Such right shall be deemed to be exercised upon the Company’s mailing written notice of such exercise to your most recent home address as shown on the personnel records of the Company. In addition to requiring forfeiture as described herein, the Company may exercise its rights under this Section 5 by terminating the Performance Share Units awarded under this Agreement.

If you fail or refuse to forfeit the cash and/or shares of Common Stock demanded by the Company (the number of such shares of Common Stock as may be adjusted for any events described in Section 3.4 of the Plan), you shall be liable to the Company for damages equal to the number of Shares demanded times the highest closing price per share of the Common Stock during the period between the date of your Termination of Employment and the date of any judgment or award to the Company, together with all costs and attorneys’ fees incurred by the Company to enforce this provision.

For purposes of this Section 5, forfeiture of Common Stock shall be effected by the redemption of such Common Stock in accordance with the Articles of Association of the Company and to the extent permissible under applicable law.

Notwithstanding the foregoing, this Section 5 shall have no application following a Change of Control, nor shall the Company’s Incentive Compensation Forfeiture Policy apply following a Change of Control to the Performance Share Units awarded pursuant to this Agreement or to any proceeds in respect of such Award.

6.Change of Control. Notwithstanding anything in Section 4 of this Agreement to the contrary, if a Change of Control of the Company occurs during the Vesting Period, then the Performance Share Units will become 100% vested upon such Change of Control, and the Company will issue to you a number of Shares equal to the Target Performance Share Units (including any dividend equivalents described in Section 7, below) within six weeks following the Change of Control (unless such Change of Control is not an event described in Section 409A(a)(2)(A)(v) of the Code and the regulations thereunder (a “Section 409A Change of Control”), in which case such settlement shall be delayed until the Delayed Payment Date (as defined below)), provided that no such vesting or issuance shall occur if the Performance Share Units are replaced or continued by a Replacement Award that satisfies the requirements of Section 10.1(b) of the Plan. In the event that the Performance Share Units are replaced by a Replacement Award and you incur a Termination of Employment during the two years following a Change of Control by the Company without Cause or by you for Good Reason, such Replacement Award shall vest in full and be settled on the Delayed Payment Date. For purposes of this Agreement, the Delayed Payment Date means the first to occur of: (i) the date on which you incur a “separation from service” (within the meaning of Section 409A of the Code), or, if you are a “specified employee” (within the meaning of Section 409A(a)(2)(B)(i) of the Code) at the time of such “separation from service,” on the date that is six months following the date of your “separation from service”; (ii) the originally scheduled vesting date for the applicable Performance Share Units; (iii) the date of your death; and (iv) the date of a Section 409A Change of Control.
7.Dividend Equivalents. You are entitled to receive dividend equivalents on the Performance Share Units generally in the same manner and at the same time as if each Performance Share Unit were a Share. These dividend equivalents will be credited to you in the form of additional Performance Share Units. The additional Performance Share Units will be subject to the terms of this Agreement.
8.Clawback; Repayment. The Performance Share Units shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any clawback, forfeiture or other similar policy adopted by the Board or the Committee and as in effect from time to time, and (ii) applicable law. In addition, if you receive any amount in excess of the amount that you should have otherwise received under the terms of the Performance Share Units for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the Committee may provide that you shall be required to repay any such excess amount to the Company and its Subsidiaries.
9.Withhold Taxes. You are responsible to promptly pay any Social Security and Medicare taxes (together, “FICA”) due upon vesting of the Performance Share Units, and any Federal, State, and local taxes due upon distribution of the Shares. The Company and its Subsidiaries are authorized to deduct from any payment to you any such taxes required to be withheld. As described in Section 15.4 of the Plan and to the extent permissible under applicable law, you may elect to have the Company withhold a portion of the Shares issued upon settlement of the Performance Share Units to satisfy all or part of the withholding tax requirements. You may also elect, at the time you vest in the Performance Share Units, to pay your FICA liability due with respect to those Performance Share Units out of those units. If you choose to do so, the Company will reduce the number of your vested Performance Share Units accordingly. The amount that is applied to pay FICA will be subject to Federal, State, and local taxes.
10.Limitation of Rights. Except as set forth in the Agreement, until the Shares are issued to you in settlement of your Performance Share Units, you do not have any right in, or with respect to, any Shares (including any voting rights) by reason of this Agreement. Further, you may not transfer or assign your rights under the Agreement and you do not have any rights in the Company’s assets that are superior to a general, unsecured creditor of the Company by reason of this Agreement.
11.No Employment Contract. Nothing contained in the Plan or Agreement creates any right to your continued employment or otherwise affects your status as an employee at will. You hereby acknowledge that the Company and you each have the right to terminate your employment at any time for any reason or for no reason at all.
12.Amendment to Agreement Under Section 409A of the Code. You acknowledge that the Agreement and the Plan, or portions thereof, may be subject to Section 409A of the Code, and that changes may need to be made to the Agreement to avoid adverse tax consequences under Section 409A of the Code. You agree that following the issuance of such rules, the Company may amend this Agreement as it deems necessary or desirable to avoid such adverse tax consequences; provided, however, that the Company shall accomplish such amendments in a manner that preserves your intended benefits under the Agreement to the greatest extent possible.
13.Governing Law, Venue and Personal Jurisdiction. Notwithstanding anything contrary in the Plan, the validity, enforceability, construction and interpretation of the Plan or Agreement shall be governed by the laws of the State of Minnesota. You irrevocably waive any right to have the laws of any state or nation or other legal jurisdiction other than the State of Minnesota apply to the Plan or Agreement. Any dispute regarding the Plan or Agreement shall be exclusively decided by a state court in the State of Minnesota, and you irrevocably waive any right to have any such disputes decided in any jurisdiction or venue other than a state court in the State of Minnesota. You irrevocably consent to the personal jurisdiction of the state courts in the State of Minnesota for the purposes of any action arising out of or related to the Plan or

Agreement, and irrevocably waive any right to remove any case commenced by Medtronic from a state court in the State of Minnesota to any federal court.
14.Agreement. You agree to be bound by the terms and conditions of this Agreement and the Plan. Your signature is not required in order to make this Agreement effective.

Medtronic Stock Administration Medtronic plc
c/o Medtronic, Inc.
800 53rd Ave NE #SLK32
Minneapolis, MN 55432

askhr@medtronic.com
888-422-1500